                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:

                        |_| Preliminary Proxy Statement
                |_| Confidential, for Use of the Commission Only
                        (as permitted by Rule 14a-6(e)(2)
                         |X| Definitive Proxy Statement
                       |_| Definitive Additional Materials
      |_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  VISIJET, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               |X| NO FEE REQUIRED

  |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value transaction:

5. Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1. Amount previously paid:

2. Form, Schedule or Registration Statement No.:

3. Filing Party:

4. Date Filed:

                                  VISIJET, INC.
                           1062 CALLE NEGOCIO, SUITE D
                               SAN CLEMENTE 92673
                                 (949) 940-1300


    NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2005

         Notice is hereby given that the Annual Meeting of Stockholders of VisiJet, Inc., a Delaware corporation (the "Company"), will be held at the San Clemente Holiday Inn, 111 S. Avenida De Estrella, San Clemente, California 92672 on June 15, 2005 at 10:00 a.m. local time (the "Meeting") for the following purposes:

         1. To consider and vote upon the election of five directors;

         2. To approve an amendment to the Company's Restated Certificate of Incorporation changing the Company's name to Advanced Refractive Technologies, Inc.;

         3. To approve the Company's 2005 Stock Option Plan; and

         4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The close of business on June 1, 2005, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A complete list of those stockholders will be open to examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company's offices for a period of ten days prior to the Meeting.

         All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By the order of the Board of Directors,

Randal A. Bailey, President
Chairman

San Clemente, California
Dated: May 23, 2005

                                  VISIJET, INC.
                           1062 CALLE NEGOCIO, SUITE D
                               SAN CLEMENTE 92673


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of VisiJet, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at the San Clemente Holiday Inn, 111 S. Avenida De Estrella, San Clemente, California 92672 on June 15, 2005, at 10:00 a.m. local time, and for any adjournment or adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given.

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, for the election of the nominees set forth under the caption "Election of Directors", for the approval of the proposed change of the Company's name to Advanced Refractive Technologies, Inc. (the "Name Change") and for the approval of the VisiJet, Inc. 2005 Stock Option Plan.

         The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to holders of the Company's Common Stock is May 31, 2005.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies by telephone or by other electronic means. Upon request, the Company will reimburse brokers, dealers, bankers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners.

         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting.

                                     VOTING

         Only holders of shares of Common Stock of record as at the close of business on the Record Date are entitled to vote at the Meeting. The Record Date for the Meeting is June 1, 2005. On the Record Date there were issued and outstanding 29,993,440 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. The presence in person or by proxy of the holders of a majority of the Common Stock outstanding on the Record Date will constitute a quorum for the purposes of the Meeting. The stockholders vote at the Meeting by casting ballots (in person or by proxy), which will be tabulated by a person appointed by the Board before the Meeting to serve as the inspector of election at the Meeting. Abstentions and broker non-votes are included in the determination of the number of shares of Common Stock present at the Meeting for quorum purposes. Abstentions are counted in the tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted in the tabulation of votes cast on such proposals.

REQUIRED VOTES

         The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Meeting is necessary to elect the nominees as directors. Stockholders may vote "FOR" any or all nominees or may "Withhold Authority" to vote for the nominees.

         The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is necessary to approve the Name Change. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is necessary to approve the VisiJet, Inc. 2005 Stock Option Plan. Stockholders may vote "FOR", "AGAINST" or "ABSTAIN" with respect to each of these proposals. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" each of these proposals.

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

         At the Meeting, five directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

         The following sets forth the names of the nominees and certain information with regard to each nominee:


                                                                                     Director
    Name                              Age       Position                              Since
    ----                              ---       --------                              -----

Richard H. Keates, M.D. (1)(2)        72        Chairman of the Board                  2003
                                                 of Directors

Randal A. Bailey                      62        President, Chief Executive
                                                 Officer and a Director                2003

Laurence M. Schreiber                 64        Chief Operating Officer,               2003
                                                  Secretary, Treasurer and
                                                  a Director

Adam Krupp(1)(2)                      42        Director                               2003

Norman Schwartz(1)(2)                 62        Director                               2003

---------------------------------------------------------------------------------------------
(1) Member of the Executive Committee
(2) Member of the Audit Committee

         Dr. Keates has been Chairman of the Board of Directors since February 2003. He is an ophthalmologist, consultant, and professor, and has been a Professor of Ophthalmology at New York Medical College since 1997. Dr. Keates has served on various boards of directors, including Frigitronics (NYSE), Med Chem (NYSE), Autonomous Technologies (NASDAQ) and Chiron Vision. Dr. Keates has consulted for leading health care companies including IO Lab, Alcon, and Bausch & Lomb. He is a founding partner of Intelligent Biocides, and has published over 100 articles in ophthalmology. Among his many faculty appointments, Dr. Keates has been a professor at Ohio State University, Professor and Chairman of the Ophthalmology Department at the University of California, Irvine. He is the President of the New York Introcular Lens Society and recently completed his term as the President of the New York Keratorefractive Society. Dr. Keates graduated from the University of Pennsylvania and from the Jefferson Medical College. He completed his Ophthalmology training at Harvard Basic Sciences in Ophthalmology and The Manhattan Eye, Ear & Throat Hospital.

         Mr. Bailey has served as President of VisiJet since February 2003, and was appointed to the Board of Directors in September 2003. Between 1995 and 2003 he had been affiliated with VisiJet's predecessors in an executive management capacity. He has more than twenty-five years experience in management roles at both medical device and pharmaceutical companies. From 1991 to 1995, Mr. Bailey was the leader of the sales organization of Pharmacia Ophthalmics, Inc. Between 1989 and 1991, Mr. Bailey was the Vice President of Sales and Marketing for Novoste, Inc. (NASDAQ) a start up cardiovascular company. Mr. Bailey was a co-founder and Vice President of Sales and Marketing for Chiron Vision, Inc., which was acquired by Bausch & Lomb in 1997. Chiron Vision, now Bausch & Lomb Surgical, is a leader in the manufacturing and sales of ophthalmic devices worldwide. From 1980 to 1986 Mr. Bailey was the initial Vice President of Sales and Marketing for Allergan Medical Optics, Inc.

         Mr. Schreiber has served as Chief Operating Officer, Secretary and Treasurer of VisiJet since February 2003, and was appointed to the Board of Directors in September 2003. Prior to February 2003, Mr. Schreiber was an executive officer and a member of the Board of Directors of Ponte Nossa Acquisition Corporation, where he played an integral role in the merger between Ponte Nossa and VisiJet that was finalized in February 2003. Prior to joining Ponte Nossa in 2001, he founded Diversified International, a multilevel marketing system, and served as Chief Executive Officer of Learn America, a multimedia productions company combining advanced computer technology and educational systems. Mr. Schreiber also served as President and a director of Philibus Systems, a private educational system, and was President of Advanced Nutritional Associates, which distributed health care products in the United Kingdom and Europe. He has developed an independent sales distribution system for Herbalife, and pioneered markets in the United Kingdom, Spain and Israel.

         Mr. Krupp has over eighteen years of business experience with emerging growth companies. He is currently a Managing Director and a member of the Executive Committee of CS Technology, Inc, a New York based technology consulting firm. Prior to joining CS Technology, Inc., Mr. Krupp spent ten years in the real estate industry working for several organizations in development, construction, and leasing. Mr. Krupp holds a B.A. from the University of Michigan and an M.S. from New York University.

         Mr. Schwartz has been a member of the board of directors since February 2003, and has served as VisiJet's contract and legal coordinator since March 2003. Mr. Schwartz has over thirty years of experience in providing legal and financial advice to individuals and companies. He has acted as Chief Financial Officer and president of several companies, both public and private, including Acubid International, Ameritrust, and Farm Energy Corp. He served on the Board of International Acuvision Systems, a public company that developed and patented vision Training equipment. He is a member of the Arizona Bar Association. Mr. Schwartz graduated from Arizona State University, completed his JD at the University Of Arizona, and received his LLM in taxation from New York University.

         Each director holds office until the Company's next meeting of its shareholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.

GENERAL INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

         The Board met five times in the fiscal year ended December 31, 2004. It is the Company's policy that directors who are nominees for election at the Annual Meeting attend the Annual Meeting.

         The Delaware General Corporation Law provides that the Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board annually elects from its members an Audit Committee. During the last fiscal year each of the directors then serving, attended at least 75% of the of meetings of the Board.

         AUDIT COMMITTEE. The Audit Committee is composed of three directors. The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions and selects the independent auditors. In addition, the committee monitors the non-audit services of the independent auditors. During fiscal 2004, the Audit Committee held no meetings. The members of the Audit Committee are Dr. Keates, Mr. Krupp and Mr. Schwartz. For additional information relating to the Audit Committee, see the Report of Audit Committee on page of this proxy statement.

         DIRECTOR NOMINATION PROCESS. The Board determines those individuals it believes should be nominated for election or reelection as members of the Board. The Company's directors play an important role in guiding the Company's strategic direction and overseeing the management of the Company. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, including particular experience in areas relevant to the Company's business activities, concern for the long-term interests of the stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their duties and responsibilities to the Company. In determining individuals to recommend for nomination, the Committee will consider candidates recommended by stockholders, in addition to Board-identified candidates. Stockholders wishing to recommend nominees for election at the 2006 Annual Meeting should provide all relevant background material for the candidate, including curriculum vitae, to the Chairman of the Board, at the address of the Company, in advance of the date set forth herein for receipt of stockholder proposals for the 2006 Annual Meeting.

                             PRINCIPAL STOCKHOLDERS

         Set forth below is information concerning the stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of any class of voting securities of the Company, all directors (including nominees), the Named Executive Officers (as defined in "Executive Compensation - Summary Compensation Table") and all directors and executive officers of the Company as a group, as of December 31, 2004.

Name and Address of                       Number of Shares              Percent
 Beneficial Owner                      Beneficially Owned(1)(2)         of Class
 ----------------                      ------------------------         --------
Liberty View Special (4)                     5,118,571                   15.09%
Opportunities Fund
111 River Street, Suite 1000
Hoboken, NJ 07030

Lance Doherty                                4,585,758(3)                15.43%
9342 Jeronimo Road
Irvine, CA 92618

Financial Entrepreneurs, Inc. (5)            3,383,001(3)                11.66%
300 South 4th Street
Las Vegas, Nevada 89101

David E. Eisenberg Trust (6)                 2,950,000(3)                 9.70%
520 Madison, 38th Floor
New York, NY 10022

Bushido Capital Master Fund LP(7)            2,708,572                    8.67%
275 Seventh Avenue, Suite 2000
New York, NY 10022

Alpha Capital Aktiengesellschaft(8)          2,392,857                    7.68%
Pradafant 7
Furstentums 9490
Vaduz Liechtentstein

Bridges & Pipes LLC (9)                      2,384,285                    7.68%
830 #rd Avenue, 14th Floor
New York, NY 10022

Taika Investments, Inc.(10)                  2,200,000                    7.61%
Calle Los Mangos C/Alameda
Edificio Los Mangos PB
OFC 1 y 2
La Campina
Caracas 1030
Venezuela

Lewis Family Interest, LP (11)               1,975,000(3)                 6.66%
520 Madison, 38th Floor
New York, NY 10022

Randal A. Bailey **                          510,357(3)                   1.76%
192 Technology, Suite Q
Irvine, CA 92618

Richard H. Keates, M.D.**                    425,000(3)                   1.45%
20 Sutton Place South
New York, NY 10022

Laurence Schreiber**                         243,478(3)                      *
192 Technology, Suite Q
Irvine, CA 92618

Norman Schwartz**                            125,664(3)                      *
192 Technology, Suite Q
Irvine, CA 92618

Adam Krupp**                                  50,000(3)                      *
535 Eighth Avenue, 14th Floor
New York, NY 10018

All directors and executive
officers as a group (5 persons)              1,354,499(3)                 4.60%


* Denotes less than one percent.
** Denotes Member of the Board of Directors.

(1) Except as set forth, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) Applicable percentage of ownership is based on 28,909,663 shares outstanding as of December 31, 2004, together with applicable warrants, options and convertible debt for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares subject to options, warrants and convertible debt currently exercisable/convertible or exercisable/convertible within 60 days after December 31, 2004 are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other stockholder.
(3) Includes shares issuable upon exercise of currently exercisable options or warrants, or conversion of debt.
(4) Controlled by Ryan Hay.
(5) Controlled by Norton Cooper
(6) Controlled by David E. Eisenberg
(7) Controlled by Louis Rabman
(8) Controlled by Konrad Ackerman
(9) Controlled by David Fuchs
(10) Controlled by Carlos Fernandez
(11) Controlled by Peter C. Lewis

                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company during the fiscal years ended December 31, 2004, 2003 and 2002 to the Company's officers whose annual compensation exceeded $100,000 in fiscal 2004 (the "Named Executive Officers").

The following table summarizes the annual compensation paid to our named executive officers during the three years ended December 31, 2004:


                                                                                     Long Term Compensation
                                                                               -----------------------------------
                                                     Annual Compensation                      Awards
                                            ---------------------------------- ----------------------------------- -----------------
                                                                  Other Annual
                                                                  Compensation    Restricted        Securities         All Other
Name and Principal Position           Year  Salary ($)  Bonus ($)      ($)       Stock Awards   Underlying Options   Compensation
----------------------------------- ------- ---------- ---------- ------------ --------------- ------------------- -----------------
Randal A. Bailey,                     2004    172,500      -             -            -              200,000             45,305
President and Chief                   2003    165,000      -         6,800            -              200,000             62,500
Executive Officer (1)(2)              2002          -      -             -            -                    -                  -

Laurence M. Schreiber,                2004    225,000      -             -            -              200,000                  -
Chief Operating Officer,              2003     97,000      -        22,500            -              200,000                  -
Treasurer, Secretary (2) (3)          2002          -      -             -            -                    -                  -

Larry Hood,                           2004    129,375      -             -            -               75,000                  -
Director of Research and              2003    122,500      -             -            -               75,000             83,333
Development, Chief Engineer (1)(2)    2002          -      -             -            -                    -                  -


(1) During 2003, VisiJet issued 164,319 shares of common stock, and issued a two year promissory note in the amount of $150,000 to Mr. Bailey and 46,948 shares of common stock, and issued a one year promissory note in the amount of $100,000 to Mr. Hood in satisfaction of an aggregate of $700,000 of unpaid compensation accrued between 1999 and 2002. Amounts noted as All Other Compensation represent respective payments made by the Company pursuant to these promissory notes.

(2) Messrs. Bailey, Schreiber, and Hood became President and CEO, Chief Operating Officer, Dir. of Research & Development respectively, on March 1, 2003 and earned consulting income from January to February 2003. Amounts noted as Other Annual Compensation represent respective consulting fees paid in 2003 prior to March 1, 2003. Messrs. Bailey, Schreiber, and Hood did not receive any compensation from VisiJet in 2001 and 2002.

(3) Mr. Schreiber's salary for 2004 includes back pay of $85,000 that was accrued under the merger agreement in the amount $5,000 per month until July of 2004.

STOCK OPTIONS

         On November 10, 2003, the Board of Directors adopted the VisiJet, Inc. 2003 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 3,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         As of December 31, 2004, a total of 2,470,000 options to purchase shares of our common stock were outstanding pursuant to the 2003 Option Plan.

         The following table summarizes information concerning stock options granted during the fiscal year ended December 31, 2004 to the named executive officers:


                                       Percent of
                                       Total
                        Number of      options/SARs
                        Securities     granted
                        underlying     to           Exercise
                        options/SARs   employees    or base
                        granted        in fiscal    price      Expiration
Name                    (#)            year         ($/Sh)     date
--------------------------------------------------------------------------------

Randal A. Bailey        200,000        17.17%       $1.10      November 10, 2013
Randal A. Bailey        200,000        14.60%       $0.40      October 20, 2014
Laurence M. Schreiber   200,000        17.17%       $1.10      November 10, 2013
Laurence M. Schreiber   200,000        14.60%       $0.40      October 20, 2014

No named executive officer exercised options in the fiscal year ended December 31, 2004. The following table presents the number and values of exercisable and unexercisable options as of December 31, 2004:



                                   Number of
                                  securities                   Value of
                                  underlying                unexercised in-
                                  unexercised                  the-money
                                options/SARS at             options/SARs at
                                   FY-end (#)                  FY-end ($)
 Name                      Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------------------------------------------------------------
Randal A. Bailey                50,000/350,000                  $0/$0
Laurence M. Schreiber           50,000/350,000                  $0/$0

DIRECTOR COMPENSATION

         All directors of the Company are entitled to reimbursement for reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board. The directors do not receive any fees or compensation for serving on the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and 10% Stockholders of the Company are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms so filed.

         Based solely upon a review of filings made and other information available to it, the Company believes that each of the Company's present Section 16 reporting persons filed all forms required of them by Section 16(a) during the year 2004.

CERTAIN TRANSACTIONS

         Financial Entrepreneurs Incorporated ("FEI"), which beneficially owns in excess of 5% of the outstanding shares of common stock of the Company, has funded certain expenditures of the Company. In April 2002, the Company issued a

Promissory Note to FEI for amounts loaned to the Company, bearing an interest rate of 7.5% per annum. On December 31, 2003, the amount due to related parties in the Company's balance sheet amounted to $278,659, including accrued interest of $28,534.

         In February 2003, FEI converted a promissory note held by it into 378,997 shares of Common Stock, at a conversion rate of $1.00 per share. Also in February of 2003, pursuant to an agreement entered into in connection with the merger, FEI cancelled 7,957,000 shares of Company Common Stock owned by it, and the Company issued FEI a five year warrant to purchase 1,543,000 shares of Common Stock at an initial exercise price of $5.00 per share.

         During 2003, the Company paid finders' fees totaling $52,500 to FEI in connection with amounts raised through private equity placements by the Company. In addition, during 2003 the Company recorded consulting expenses totaling $75,000 to FEI that were added to an outstanding note payable, and reimbursed it for travel expenses related to business of the Company totaling $19,279.

         During 2004, FEI loaned VisiJet $229,361 of which $200,600 was paid creating a balance at December 31, 2004 of $330,749 including accrued interest of $51,863. The Company paid finders fees of $15,000 and reimbursed travel expenses of $15,593 to FEI of which $656 was included in accounts payable at December 31, 2004. In March 2005, the Company received a notice from FEI for the payment in full of the note. This is not a demand note and the Company is currently in negotiations for settlement of this matter and believes there will be an amicable resolution.

         In June 2004, the Company and FEI entered into an agreement pursuant to which the corporation agreed to loan the Company shares of the Company's common stock owned by the corporation for use by the Company as collateral in subsequent financing transactions. In return, the Company agreed to reduce the exercise price of 1,543,000 warrants previously issued to the corporation from $5.00 per share to $1.00 per share. In connection with the warrant re-pricing the Company recorded a non-cash expense of $546,403 during the second quarter based on a Black-Scholes model valuation. As of December 31, 2004 all shares borrowed by the Company from the corporation pursuant to this agreement had been returned to the corporation.

         In February of 2003, the Company issued 164,319 shares of Common Stock to Randal A. Bailey, its President and Chief Executive Officer, in cancellation of $350,000 of unpaid salary. The Company also issued Mr. Bailey a two year promissory note for $150,000 in satisfaction of unpaid salary. The note bears interest at a rate of 3.5% per annum, and calls for twenty-four equal monthly installments. As of December 31, 2004, the current amount due to Mr. Bailey was $48,415, including $7,012 of accrued interest.

         In February 2003, the Company issued five-year warrants to purchase 25,000 shares of its Common Stock at an exercise price of $3.00 per share, each to Laurence Schreiber, a director and officer of the Company, and to Thomas F. DiMele, a former officer of the Company, pursuant to an agreement entered into in connection with the merger.

         During 2003, the Company began making consulting payments of $2,500 per month to a corporation controlled by Norman Schwartz, a director of the Company. In June of 2003, the payments were increased to $5,000 per month. Through December 31, 2003 consulting fees and related expenses totaling $41,250 and $2,604, respectively, were expensed, of which $2,500 is included in accounts payable at December 31, 2003. In addition, in September 2003, the Company issued 150,000 shares of common stock to the corporation for services provided by in connection with the finalization of the Merger Agreement. In connection with the issuance of these shares, the Company recorded consulting expenses of $225,000, based on the fair market value of the common stock at the date of issuance. Subsequent to the issuance of these shares, beneficial ownership with respect to 100,000 of the shares was transferred to Laurence Schreiber, a director and officer of the Company.

         During August 2004, the company increased the monthly payments to Norman Schwartz's company to $6,500 per month up from $5,000. As a result, total consulting fees and related expenses paid during 2004 were $66,750 and $4,051, respectively, of which $4,763 was included in Accounts Payable at December 31, 2004. On March 1, 2005, the company signed a two year contract with Norman Schwartz's company increasing the monthly fee to $7,500 per month.

         In February 2003, the Company entered into a consulting agreement with Richard Keates, M.D., a director of the Company. Pursuant to this agreement, Dr. Keates receives a monthly retainer of $5,000, plus a fee of $1,500 per day for consulting work performed. Through December 31, 2003 consulting fees and related expenses totaling $118,000 and $24,581, respectively, were recorded pursuant to this agreement, of which $14,721 is included in accounts payable at December 31, 2003.

         In January 2004, the Company revised the contract with Dr. Keates increasing his monthly consulting fees to $15,000 and reimbursement of related business expenses. Through December 31, 2004, consulting fees and related expenses totaling $180,000 and $26,784, respectively, were recorded pursuant to this agreement, of which $30,398 is included in accounts payable at December 31, 2004.

         In February 2003, the Company paid consulting fees in the amount of $110,000 to a corporation controlled by Peter Lewis and David Eisenberg, two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of common stock of the Company, related to services provided in connection with the finalization of the Merger Agreement. In April 2003, the Company entered into a consulting agreement with this corporation, pursuant to which it is entitled to receive a monthly fee of $15,000; however, payment of accrued fees is not due until such time as the Company has a minimum cash balance of $2.5 million.. During 2003, the Company recorded finders' fee expenses totaling $30,000 for amounts earned by Peter Lewis and the corporation in connection with private equity placements by the Company. Of the total finders' fees earned, $15,000 was paid during 2003 and $15,000 is included in accrued expenses at December 31, 2003. Through December 31, 2004 a total of $315,000 in fees has been expensed and accrued pursuant to this agreement.

         In July 2003, Richard H. Keates, M.D., a director of the Company, purchased 100,000 shares of the Company's common stock in a private placement of equity securities for $100,000. In connection with this investment, Dr. Keates also received 100,000 5-year warrants to purchase common stock at an exercise price of $2.25.

         In November 2003, directors Richard H. Keates, M.D., Norman Schwartz, and Adam Krupp were granted 200,000, 75,000 and 25,000 10-year options, respectively, to purchase shares of the company's common stock at an exercise price of $1.10. In October 2004, directors Richard H. Keates, M.D., Norman Schwartz, and Adam Krupp were granted 200,000, 100,000 and 25,000 10-year options, respectively, to purchase shares of the company's common stock at an exercise price of $0.40.


                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Audit Committee consists of Dr. Richard H. Keates, Adam Krupp and Norman Schwartz. The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America.

         The Committee serves an oversight role to the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee's members in business, financial and accounting matters. The Committee members are not professional auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors.

         In this context, members of the Audit Committee have reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2004. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles, which was affirmed by the Company's independent auditors, Peterson & Co., LLP. The Audit Committee has also reviewed the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committee."

         The Audit Committee has received and reviewed the written disclosures and the letter from Peterson & Co., LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Peterson & Co., LLP the firm's independence.

         Based on these actions, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

AUDIT AND OTHER FEES

         Summarized below is the aggregate amount of professional fees billed by our principal accountants, Peterson & Co., LLP with respect to the last two fiscal years:


                                                           2004          2003
                                                         ---------     ---------
Audit fees                                              $ 105,182     $  94,348
Audit - related fees                                       14,145        12,913
Tax fees                                                    4,040        12,163
All other fees, including tax
    consultation and preparation                               --            --
                                                        ---------     ---------
                                                        $ 123,367     $ 119,424


         All audit fees were approved by our audit committee and board of directors. Peterson & Co. did not provide any non-audit services other than tax services to the Company. Audit fees include fees for the annual audit and review of financial statements included in that year's Form 10-QSB filings, as well as fees for any other services normally provided by the principal accountant in connection with statutory or regulatory filings, including SEC filings, or engagements.

                             PROPOSAL 2--NAME CHANGE

         The Board of Directors has determined that it is advisable and recommends that the stockholders approve an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to "Advanced Refractive Technologies, Inc."

         The Board of Directors believes the proposed new name more accurately reflects the Company's business focus on a broad range of refractive technologies, beyond waterjet applications. As the Company has commenced commercialization of its products, the Board believes that now would be an appropriate time to effect the name change. The Company has already commenced use of Advanced Refractive Technologies as a trade name.

         The change of the Company's name will not affect, in any way, the validity of currently outstanding stock certificates, nor will it be necessary for the Company's stockholders to surrender or exchange any stock certificates that they currently hold as a result of the name change. If the name change is approved at the Meeting, the Company intends to promptly file an amendment to its Restated Certificate of Incorporation effecting the name change. In connection with the name change, the Company may seek to change the trading symbol for its common stock on the NASD Over-The-Counter Bulletin Board.

         Stockholders will not be entitled to rights of appraisal or similar rights of dissenters in connection with the proposed name change.

         The Board of Directors recommends a vote "FOR" approval of the name change.

                 PROPOSAL 3 - APPROVAL OF 2005 STOCK OPTION PLAN

         The Board of Directors has approved the 2005 Advanced Refractive Technologies, Inc. Stock Option Plan (the "2005 STOCK OPTION PLAN"), an incentive and non-qualified stock option plan which authorizes the issuance of up to 5,000,000 shares of our common stock. The 2005 Stock Option Plan was approved by the Board of Directors subject to stockholder approval. If the 2005 Stock Option Plan is approved, the shares of common stock being authorized will be used to grant non-qualified stock options to our employees, directors, officers and consultants and incentive and non-qualified stock options to our employees.

         With respect to incentive stock options, the 2005 Stock Option Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of our common stock on the date of grant (110% in the case of stockholders who, at the time the option is granted, own more than 10% of the outstanding common stock), and requires that all such options have an expiration date not later than ten years from the date of the grant (or the fifth anniversary of the date of grant, in the case of 10% stockholders). Pursuant to the provisions of the 2005 Stock Option Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

         With respect to non-qualified stock options, the 2005 Stock Option Plan requires that the exercise price of all such options be at least equal to 100% of the fair market value of our common stock on the date such option is granted and requires that all such options have an expiration date not later than ten years from the date of the grant of the option.

         The Board of Directors believes that the Company and its stockholders have benefited from the grant of stock options in the past and that similar benefits will result from the adoption of the 2005 Stock Option Plan. It is believed that stock options play an important role in providing eligible employees with an incentive and inducement to contribute fully to our Company's growth and development because of the opportunity to acquire a proprietary interest in the Company on an attractive basis.

         Options granted under the 2005 Stock Option Plan terminate on the date the optionee's relationship with us is terminated except if termination is by reason of death or disability. In such event, the option remains exercisable for three months after the optionee's death or termination of employment by reason of disability (twelve months in the case of incentive stock options). If an optionee's employment or service is terminated within three months following a Stock Option Change of Control (as defined in the Plan), then the options will remain exercisable for three months after the optionee's termination.

         The Board of Directors has a limited right to modify or amend the 2005 Stock Option Plan, which does not include the right to increase the number of shares available for the grant of options.

         During the term of the 2005 Stock Option Plan, our eligible employees will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of our common stock. This will dilute the equity interest of our other stockholders. The grant and exercise of the options also may affect our ability to obtain additional capital during the term of any options.

         The 2005 Stock Option Plan will be administered by the Board of Directors, or by any Stock Option Committee or Compensation Committee that may be established by the Board of Directors. The description of the proposed 2005 Stock Option Plan set forth above is a summary of various provisions of the 2005 Stock Option Plan and is not a complete description of the plan. The Plan is attached to this proxy statement as Appendix A.

Federal Income Tax Consequences

         The following is a summary of the federal income tax treatment of the stock options which may be granted under the 2005 Stock Option Plan based upon the current provisions of the Internal Revenue Code. This summary does not purport to be a complete and detailed description of all possible tax consequences to the recipient of a stock option. It describes the federal tax consequences in effect as of the date of this Proxy Statement. Each holder of a stock option is advised to consult his or her tax advisor because tax consequences may vary depending on the individual circumstances of the holder.

         An option holder who exercises a non-qualified stock option will recognize taxable compensation at the date of exercise with respect to the difference between the fair market value of the option shares at exercise and the exercise price paid to purchase such shares. The Company is entitled to a corresponding deduction for such compensation. At such time as the option stock is sold, the option holder will recognize either short-term or long-term capital gain income (depending upon the length of time such stock has been held) with respect to the excess of the stock sale price over the exercise price paid to purchase such shares.

         An option holder who exercises an incentive stock option will not realize any regular taxable income. At the date of exercise, the option holder may, depending on his or her personal tax situation, be subject to Alternative Minimum tax ("AMT") because the difference between the fair market value of the shares at exercise and the exercise price represents an AMT preference item.

         The tax consequences of a disposition of an incentive stock option depend upon the length of time the stock has been held by the employee. If the employee holds the option stock for at least two years after the option is granted and one year after the exercise of the option, any gain realized on the sale is long-term capital gain. In order to receive long-term capital gain treatment, the employee must remain in our employ from the time the option is granted until three months before its exercise (twelve months in the event of termination due to disability of the employee). We will not be entitled to a deduction in this instance.

         If the incentive option stock is not held for the requisite holding period described above, a "disqualifying disposition" will occur. A disqualifying disposition results in the employee recognizing ordinary compensation income to the extent of the lesser of: (1) the fair market value of the option stock on the date of exercise less the exercise price (the "spread") or (2) the amount realized on disposition of the option stock less the exercise price. If the amount realized on the disposition is greater than the fair market value of the stock on the date the stock option was exercised, such excess will be treated as a capital gain, which will be a long-term capital gain if the stock was held for the appropriate holding period (currently more than one year). We will be entitled to a deduction at this time for such ordinary compensation income. The option holder's basis in such shares will be the fair market value on the date of exercise.

         The Board of Directors recommends a vote "FOR" APPROVAL of the 2005 Stock Option Plan.

         The Board is not aware of any matters not set forth herein that may come before the Meeting. If, however, further business properly comes before the Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                    STOCKHOLDER PROPOSALS AND COMMUNICATIONS

PROPOSALS FOR THE 2006 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2006 Annual Meeting of Stockholders, such proposals must be received by the Company not later than January 14, 2006. Proposals should be directed to the attention of the Secretary of the Company.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The Board of Directors provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors c/o Secretary, VisiJet, Inc., 1062 Calle Negocio, Suite D, and San Clemente, California 92673. All communications will be collected and submitted to the Board or the individual directors on a periodic basis.

                                  ANNUAL REPORT

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 accompanies this Proxy Statement. The Annual Report on Form 10-KSB does not constitute a part of the proxy soliciting material.

                                            By order of the Board of Directors,
                                            Richard H. Keates, M.D. Chairman

Dated: May 23, 2005

                                                                      APPENDIX A


                     ADVANCED REFRACTIVE TECHNOLOGIES, INC.
                             2005 STOCK OPTION PLAN

1. PURPOSE.

         The purpose of the Advanced Refractive Technologies, Inc. 2005 Stock Option Plan (the "Plan") is to advance the interests of Advanced Refractive Technologies, Inc. (the "Company") and its stockholders by providing incentives and rewards to those individuals who are in a position to contribute to the long-term growth and profitability of the Company and any present or future subsidiaries and affiliates of the Company (collectively, the "Company"); to assist the Company in attracting, retaining and motivating highly qualified employees for the successful conduct of their business; and to make the Company's compensation program competitive with those of other similar employers.

2. DEFINITIONS.

         2.1 "Award" means an award or grant made to a Participant under the Plan.

         2.2 "Award Agreement" means the agreement provided in connection with an Award under the Plan.

         2.3 "Award Date" means the date that an Award is made, as specified in the Award Agreement.

         2.4 "Board" means the Board of Directors of the Company.

         2.5 A "Change in Control" shall be deemed to occur in the event that any of the following circumstances have occurred:

                  (i) Any "person" or "group" within the meaning of Sections 13(d) and 14(d) (2) of the Exchange Act (a) becomes the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of 50% or more of the combined voting power of the Company's then outstanding securities, otherwise than through a transaction or series of related transactions arranged by, or consummated with the prior approval of, the Board of Directors of the Company (hereinafter referred to as the "Board") or (b) acquires by proxy or otherwise the right to vote 50% or more of the then outstanding voting securities of Advanced Refractive Technologies, Inc., otherwise than through an arrangement or arrangements consummated with the prior approval of the Board for the election of directors, for any merger or consolidation of the Company or for any other matter or question.

                  (ii) During any period of 24 consecutive months (not including any period prior to the adoption of this section), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive 24 month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were Present Directors or New Directors.

                  (iii) Consummation of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; provided that, the divestiture of less than substantially all of the assets of Advanced Refractive Technologies, Inc. in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

         For purposes of this Section 2.5, the rules of Section 318(a) of the Code and the regulations issued thereunder shall be used to determine stock ownership.

         2.6 "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

         2.7 "Committee" means the members of the Board appointed by the Board to administer the Plan pursuant to Section 4, or if no such Committee is appointed, the full Board.

         2.8 "Disability" means a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of 12 months or longer. A Participant shall not be considered to be disabled hereunder unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

         2.9 "Employee" means all employees of the Company, including officers of the Company, as well as officers of the Company who are also directors of the Company.

         2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.11 "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulation issued thereunder, means, as of any date, the mean of the high and low prices reported per share of Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which the Stock then traded or (ii) if not traded on any such national securities exchange, as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board (collectively, the "Nasdaq Markets") (or, if the Stock has not been reported or quoted on such date, on the first day prior thereto on which the Stock was reported or traded). If the Stock is not readily tradable on a national securities exchange or a Nasdaq Market, its Fair Market Value shall be set in good faith by the Committee.

         2.12 "Incentive Stock Option" or "ISO" means any Stock Option granted pursuant to this Plan which is designated in an Award Agreement as such by the Committee and which complies with Section 422 of the Code.

         2.13 "Non-Qualified Stock Option" means any Stock Option granted pursuant to this Plan which is not an Incentive Stock Option.

         2.14 "Option Price" means the purchase price of one share of Stock under a Stock Option.

         2.15 "Settlement Date" means, with respect to any Stock Option that has been exercised in whole or in part, the date or dates upon which shares of Stock are to be delivered to the Participant and the Option Price therefor paid.

         2.16 "Stock" means the Common Stock, par value $.01 per share, of the Company.

         2.17 "Stock Option" or "Option" means an Award that entitles a Participant to purchase a share of Stock.

3. PARTICIPATION.

         The participants in the Plan ("Participants") shall be (a) all Employees, (b) directors of the Company and (c) such other persons or entities which provide services to the Company which are selected to participate in the Plan by the Committee.

4. ADMINISTRATION.

         The Plan shall be administered by the Committee. Except as otherwise provided herein, the Committee shall have full power to: (i) interpret the Plan;
(ii) determine who is eligible to be a Participant in the Plan; (iii) select Award recipients; (iv) set the terms and conditions of Awards; (v) establish administrative regulations to further the purpose of the Plan; and (vi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan. All decisions and acts of the Committee shall be final and binding upon all Participants.

5. AWARDS.

         5.1 Types Of Awards. Awards are to be in the form of Stock Options.

         5.2 Award Agreements. All Awards shall be made pursuant to Award Agreements between the Participant and the Company. Award Agreements shall set forth the details, conditions and limitations for each Award, which may include the term of the Award, the provisions applicable in the event the Participant's employment or service to the Company terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. In addition, the Award Agreement may include provisions relating to control of the Company and future issuances by the Company of debt and equity securities, such as "drag along" rights, "tag along" rights, "lock up" or "holdback" provisions in connection with recapitalizations, reorganizations, acquisitions, divestitures, debt-financings, private placements of the Company's securities, public offerings of the Company's securities and "voting agreement" provisions which the Company deems necessary or appropriate in good faith. The Award Agreements shall be in such form as the Committee approves from time to time.

         5.3 Maximum Number of Shares Available. The total number of shares of Stock optioned or granted under the Plan shall not exceed shares. If an Award expires unexercised or is forfeited, surrendered, cancelled or settled in cash in lieu of Stock, shares of Stock previously set aside for such Awards shall be available for distribution in connection with future Awards.

         5.4 Adjustment in The Event Of Recapitalization, Etc. In the event of any change in the outstanding shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number and kind of shares and prices per share applicable to Awards then outstanding and in the number and kind of shares which are available thereafter for Awards as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

6. STOCK OPTIONS.

         6.1 Grant Of Award. Stock Options may be awarded to any Participant, except that Incentive Stock Options may only be awarded to Participants who are also Employees. Except as otherwise provided below, Awards of Stock Options shall be subject to such terms and conditions as are established by the Committee and set forth in the Award Agreement. The Committee shall determine with respect to each Award of Stock Options and designate in the Award Agreement whether a Participant is to receive Incentive Stock Options or Non-Qualified Stock Options.

         6.2 Option Price. The exercise price of each share of Stock subject to a Stock Option shall be specified in the grant. Notwithstanding the foregoing, no Stock Option shall be awarded which has an exercise price less than the Fair Market Value of the Stock on the date of grant, if such grant date is subsequent to an initial public offering of Stock by the Company. Additionally, if the Participant to whom an ISO is granted owns, at the date of grant, more than ten percent (10%) of the combined voting power of the Company, the exercise price of the ISO subject to such grant shall be not less than one hundred ten percent (110%) of the Fair Market Value.

         6.3 Vesting And Exercisability Of Options. A Stock Option by its terms shall not be exercisable after such period as determined by the Committee, provided, that, in no event shall a Stock Option be exercisable after the expiration of ten (10) years from the date such option is granted, except that an ISO granted to a Participant who, at the date of grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Participating Company shall by its terms not be exercisable after the expiration of more than five (5) years from the date such Option is granted.

         Subject to the preceding paragraph and except as otherwise provided herein, an Option shall be only exercisable by a Participant while the Participant is actively employed by or providing service to the Company, except the Option may be exercised: (i) in the case of a Participant's death, by the executor or administrator of Participant's estate or Participant's distributee during the three (3) month period commencing on the date of Participant's death;
(ii) by the Participant during the three (3) month period commencing on the date of a Participant's Disability or termination of service or employment by the Company other than for cause; (iii) by the Participant during the three (3) month period commencing on the date of the Participant's termination of service or employment, by the Participant or the Company, after a Change in Control, unless such termination of employment is for cause; or (iv) if the Committee decides that it is in the best interest of the Company to permit individual exceptions. For purposes hereof, "cause" shall mean: (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of Company policies; (iii) the violation or breach of any material provision in any employment contract or agreement between a Participant and any Company; (iv) engaging in conduct relating to the Participant's service to or employment with the Company for which either criminal or civil penalties may be sought; and (v) engaging in activities which adversely affect or which are inimical, contrary or harmful to the interest of the Company or its business operations. An Option may not be exercised pursuant to this paragraph after the expiration date of the Option. In no event may an Incentive Stock Option be exercised more than 12 months after a Participant's employment terminates due to Disability or three (3) months after such employment terminates for any other reason.

         6.4 Exercise Of Option. Subject to the terms and conditions hereof and the terms and conditions specified in the respective Award Agreement, an Option may be exercised with respect to part or all of the shares subject to the Option by giving written notice to the Company of the exercise of the Stock Option. The Option Price for the shares for which an Option is exercised shall be paid within ten business days after the date of exercise in cash, in whole shares of Stock, in a combination of cash and such shares of Stock, or in any other manner that the Committee may approve. The value of any share of Stock delivered in payment of the Option Price shall be its Fair Market Value on the date the Option is exercised.

         6.5 Limitation Applicable To ISOs. The aggregate Fair Market Value of all shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under the Plan or any other stock option plan maintained by the Company, shall not exceed the amount set forth in section 422(d) of the Code (currently $100,000). The fair market value of such shares of Stock shall be the Fair Market Value on the date the related Stock Option is granted.

7. GENERAL PROVISIONS.

         7.1 Transferability Of Awards. Awards under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution or, in the case of Non-Qualified Stock Options only, unless otherwise determined by the Committee.

         7.2 No Right To Employment Or Service. Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment or agreement to provide services between a Participant and the Company.

         7.3 Rights As A Stockholder. Except as otherwise provided in any Award Agreement, a Participant shall have no rights as a stockholder of the Company until he or she becomes the holder of record of Stock.

         7.4 Applicable Law. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with applicable federal law and the laws of the state in which the Company is incorporated.

         7.5 Successors And Assigns. The Plan and any Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of the Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

8. AMENDMENT, SUSPENSION OR TERMINATION.

         The Board may amend, suspend or terminate the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without approval by the holders of a majority of all outstanding shares entitled to vote on the subject at a meeting of stockholders of the Company, increase the total number of shares of Stock that may be optioned or granted under the Plan.

9. TAX WITHHOLDING.

         The Company shall have the right to (i) require that shares of Stock be withheld in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law and (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied. The date the Option is exercised shall be the date used for purposes of determining the Fair Market Value of the shares of Stock used to satisfy the required tax withholding.

10. EFFECTIVE DATE AND DURATION OF THE PLAN.

         The Plan shall be effective on the date of the approval of the Plan by the shareholders of the Company in the manner prescribed by law, and shall terminate on the tenth anniversary of the effective date. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.


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

                                  VISIJET, INC.
                           1062 CALLE NEGOCIO, SUITE D
                             SAN CLEMENTE, CA 92673

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 15, 2005

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Laurence M. Schreiber and Norman Schwartz, and each of them, (with full power to act without the other), as proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held at on June 15, 2005 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side:

                  (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                  VISIJET, INC.

                                  June 15, 2005

1. Election of
   Directors.

    FOR all nominees             WITHHOLD AUTHORITY                  NOMINEES: Richard H. Keates, M.D.
    Listed at right (except      to vote for all nominees                      Randal A. Bailey
    as marked to the             listed at right                               Adam Krupp
    contrary below)                                                            Laurence M. Schreiber
                                                                               Norman Schwartz
        / /                            / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

                                                                FOR        AGAINST       ABSTAIN
2. To approve an amendment to the Company's Restated            / /        / /           / /
   Certificate of Incorporation changing the Company's
   name to Advanced Refractive Technologies, Inc.

3. To approve the 2005 Stock Option Plan                        / /        / /           / /

4. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Meeting.


The Shares represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR the election of the nominees and FOR Proposals 2 and 3. On any other matters that may come before the Meeting the proxy will be voted in the discretion of the above-named persons.

SIGNATURE(S) ______________________   ______________________ DATED________, 2005


Note: (Please date, sign as name appears above and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)


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